As filed with the Securities and Exchange Commission on May 24, 1995
                                     Registration No. 33-

                            SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          TRITON ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

     Delaware                                       75-1151855
 (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                           6688 North Central Expressway
                                  Suite 1400
                             Dallas, Texas 75206
                                (214) 691-5200

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                ROBERT B. HOLLAND, III, ESQ.
                          6688 North Central Expressway
                                  Suite 1400
                             Dallas, Texas 75206
                                (214) 691-5200

                      (Name, address, including zip code, and
                    telephone number, including area code,
                            of agent for service)


        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

                             CALCULATION OF REGISTRATION FEE



Title of Each Class  Amount   Proposed Maximum  Proposed Maximum
of Securities to     to be    Offering Price    Aggregate           Amount of
be Registered     Registered  Per Share (1)     Offering Price (1) Registration
                                                                   Fee



Common Stock,
$1.00 par value  3,920,102 shares $44.00     $172,484,488         $59,477.41

                                 (1)Estimated solely for the purpose of
calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on May 18, 1995.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.


PROSPECTUS

                                 COMMON STOCK

                          TRITON ENERGY CORPORATION


      This Prospectus relates to (a) the issuance by Triton Energy Corporation (the "Company") of shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), upon (i) the exercise of options (the "Options") that have been or may be transferred by the grantee thereof and that were granted pursuant to the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan") and (ii) the conversion of the Company's Convertible Subordinated Debentures (the "Debentures") that have been or may be transferred by the purchaser thereof and that were purchased pursuant to the Company's Amended and Restated 1986 Convertible Debenture Plan (the "Debenture Plan") and (b) the subsequent offer and resale by certain holders of such shares of Common Stock (all such shares being referred to as the "Shares") who at the time of any such offer or sale are affiliates of the Company (the "Selling Stockholders").

     The Shares may be issued upon the exercise of the Options or the conversion of the Debentures from time to time in accordance with the terms of the Option Plan and the Debenture Plan, as applicable. See "Description of the Plans." The Shares may be resold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest of the Selling Stockholders. Such resales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE") or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any resale of the Shares, Selling Stockholders or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol
"OIL."    On   May __, 1995, the closing price of the Common Stock on the NYSE
was  $        .  The Company will pay all expenses incurred in connection with
this offering, which are estimated to be approximately $         .



      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is             , 1995.



                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago, Illinois (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604) and New York, New York (75 Park Place, Room 1228, New York, New York 10007). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's shares of Common Stock are listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206, and its telephone number at such address is (214) 691-5200.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the Company's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

       Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Relations, Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, telephone
(214) 691-5200.


                          INVESTMENT CONSIDERATIONS

     In addition to the other information set forth in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement, potential investors in the Shares should consider the following investment considerations.

THE OIL AND GAS INDUSTRY GENERALLY. The oil and gas exploration and production industry is volatile and highly competitive. Oil and gas prices have fluctuated substantially in recent years as a result of numerous factors, including changes in worldwide production and demand levels, various worldwide political and economic events, reduced rates of economic growth throughout much of the world and other events which are outside of the Company's control.
  The Company's operations in the Llanos Basin of Colombia primarily involve oil production and will therefore be especially sensitive to the future price of oil. The Company's oil and gas business is also subject to all of the operating risks normally associated with the exploration for and production of oil and gas, including blowouts, cratering, pollution and fires, each of which could result in damage to or destruction of oil and gas wells, formations, production facilities or properties, or in personal injury. In addition, reserve estimates with respect to Colombia and other areas of the Company's oil and gas operations are inherently imprecise and subject to change as further information becomes available.

       Moreover, because the Company may not be the operator or own a majority interest in a number of contract areas, it will not be able to control the timing or manner in which capital expenditures will occur in these areas to the same degree as if it were the operator or owner of a majority interest. The Company's inability to meet its obligations in these and other contract areas could have a material adverse effect on its interests in these contract areas.

THE COMPANY'S FINANCIAL POSITION. The Company reported losses from continuing operations in the quarter ended March 31, 1995, in the seven month transition period ended December 31, 1994 and in each of the last five fiscal years in the period ended May 31, 1994. To date, working capital (amounting to $31.3 million as of March 31, 1995, excluding $21.0 million of long-term marketable securities), external sources of funding, asset sales and net cash flow from operations have been sufficient to service the Company's existing debt obligations, even though the Company has experienced losses. The Company expects to pursue financing alternatives and to dispose of certain assets or operations in order to meet expenditure requirements on existing or contemplated projects and to service its debt obligations, the timing and nature of which may be affected by, among other things, the timing and extent of production and capital expenditures in Colombia and elsewhere. There can be no assurance as to the ability of the Company to effect sales of its assets or to access public or private markets for such financings, the timing of such sales or financings or the proceeds, if any, that the Company could realize therefrom. Moreover, the Company's ability to pursue additional debt financing is limited by covenants in the indenture pursuant to which $240 million principal amount of its 12% Senior Subordinated Discount Notes due 1997 (the "1997 Notes") were issued in 1992 and in the indenture pursuant to which $170 million principal amount of its 93/4% Senior Subordinated Discount Notes due 2000 (the "2000 Notes") were issued in 1993. The indenture relating to the 1997 Notes, as amended in August 1993, also would require the Company to repurchase a portion of the outstanding 1997 Notes if the Company fails to maintain a consolidated net worth of at least $225 million for two consecutive quarters. The Company's consolidated net worth was $234.7 million at March 31, 1995.

     For information regarding the Company's financial position and results of operations, including the amounts of such losses, the Company's net working capital from time to time, see the Company's Consolidated Statements of Operations, Consolidated Balance Sheets and Consolidated Statements of Cash Flows in the Company's annual and periodic reports and other documents incorporated herein by reference, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994.

ENVIRONMENTAL MATTERS. The Company is subject to extensive environmental laws and regulations. These laws regulate the discharge of oil, gas or other materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of such materials at various sites. The Company does not believe that its environmental risks are materially different from those of comparable companies in the oil and gas industry. Nevertheless, no assurance can be given that environmental laws and regulations will not, in the future, adversely affect the Company's results of operations, cash flows or financial position.

RISKS OF FOREIGN OPERATIONS. The Company derives a significant portion of its consolidated revenues from foreign operations. Risks inherent in foreign operations include loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. Other risks inherent in foreign operations are the possibility of realizing economic currency exchange losses when transactions are completed in currencies other than United States dollars and the Company's ability to freely repatriate its earnings under existing exchange control laws.

REGULATORY  MATTER.   On July 28, 1992, the Securities and Exchange Commission
requested that the Company provide to the Commission, on a voluntary basis, information and documents regarding certain of the Company's employees and former employees, the Company's operations in Indonesia, the Company's dealings with Indonesian officials, and the Company's internal accounting controls. The staff of the Commission has advised the Company that the
Company should not construe this inquiry as an indication that any violation of law has occurred or as an adverse reflection upon any person, entity or security. Subsequently, the Company has been advised that the Justice Department is conducting a similar inquiry. The Company continues to
cooperate  with  both  agencies.   Based upon the information available to the
Company to date, the Company believes that it will be able to resolve any issues that either agency might raise concerning these matters in a manner that would not have a material adverse effect on the Company's consolidated financial condition.


                               USE OF PROCEEDS

     The proceeds received by the Company upon exercise of the Options will be used for general corporate purposes, including, but not limited to, operating and working capital requirements. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                             SELLING STOCKHOLDERS

       This Prospectus relates to (a) the issuance by the Company of (i) up to 3,666,125 shares of Common Stock, in the aggregate, upon the exercise of Options that may be or have been transferred by the grantee thereof and that were granted pursuant to the Option Plan and (ii) up to 253,977 shares of Common Stock, in the aggregate, upon the conversion of Debentures that may be or have been transferred by the purchase thereof and that were purchased pursuant to the Debenture Plan, and (b) the subsequent offer and resale of such shares of Common Stock by the Selling Stockholders.

     The Board of Directors of the Company or an appropriate committee appointed by the Board, subject to the provisions of the Option Plan and the Debenture Plan, will determine from time to time (i) the individuals to whom Options will be granted and Debentures will be sold, (ii) the number of shares to be covered by each Option and (iii) the purchase price or conversion price, as applicable, of Common Stock subject to each Option and Debenture. See "Description of the Plans."

     Set forth below, as of May __, 1995, are the names of each Selling Stockholder that as of the date of this Prospectus has been transferred Options and/or Debentures, the number of Shares that may be offered for resale by such Selling Stockholder pursuant to the Prospectus, and the number of shares of Common Stock to be owned by such Selling Stockholder upon completion of the offering if all Shares are sold. To the extent required by the Securities Act, the information relating to the Selling Stockholders will be updated by Prospectus Supplement.


                                       Common Stock  Ownership
                         Ownership of  Offered for   of Common
                         Common Stock  Selling       Stock
                         Prior to      Stockholders  After
Name                     Offering      Account       Offering

Thomas G. Finck
International Trust      137,600(1)    137,600(1)   0

Robert B. Holland, III
International Trust       87,600(1)     87,600(1)   0


__________________

(1)Represents all shares issuable upon exercise of options currently held by the Selling Stockholders, whether or not currently exercisable.


                           DESCRIPTION OF THE PLANS

OPTION PLAN

     General

     The Option Plan provides for the grant of Options to acquire up to 3,700,000 shares of Common Stock, which Options may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or nonqualified stock options ("Nonqualified Options") and no participant shall be eligible for more than 50% of such shares. The purpose of the Option Plan is to attract and retain highly qualified and competent employees, nonemployee members of the Board ("Nonemployee Directors") and advisors and to provide such persons with a proprietary interest in the Company through the granting of Options. Any employee of the Company (or any of its subsidiaries), Nonemployee Director or advisor to the Company (or any of its subsidiaries) is eligible to receive Options pursuant to the Option Plan; provided that Incentive Options may be granted only to persons who are employees. The Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

        The statements contained herein concerning the terms and provisions of the Option Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Option Plan.

     Administration of the Option Plan

         The Option Plan provides that it shall be administered by a committee (the "Committee"), which must consist of not fewer than three members who must be Nonemployee Directors and who must be "disinterested" within the meaning of Rule 16b-3 under the Exchange Act. Provided that the preceding requirements are met, the Compensation Committee of the Board may serve as the Committee. Any member of the Committee may be removed by the Board, with or without
cause.   The Committee has, subject to the terms of the Option Plan, the power to determine from time to time the individuals, other than Nonemployee Directors, to whom Options will be granted, to interpret the Option Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Option Plan, to determine the details and provisions of each stock option agreement, to modify or amend any stock option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof and to make such other determinations and take such other actions as it deems necessary or advisable for administration of the Option Plan.

     The Option Plan provides for the automatic grant to each Nonemployee Director of Nonqualified Options ("Nondiscretionary Stock Options") to purchase 15,000 shares of Common Stock on November 15 each year.

         The Committee may at any time amend or revise the terms of the Option Plan; provided that, without shareholder approval, no amendment or revision may (i) increase the number of shares that may be issued under the Option Plan, (ii) materially increase the benefits accruing to Optionholders or (iii) materially modify the requirements as to eligibility for participation in the Option Plan. Provisions in the Option Plan relating to automatic grants of Options to Nonemployee Directors may not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA, or the rules thereunder.

     Transferability

         The Committee may, in its discretion, agree that Nonqualified Options other than Non-discretionary Stock Options are transferable by the Optionholder to members of his immediate family (e.g., parents, children, grandchildren or spouse), trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

     Except as may be agreed upon by the Committee in accordance with the immediately preceding paragraph, an Option granted to an Optionholder may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, provided that in the case of an Incentive Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such Option as an incentive stock option under Section 422 of the Code, or any other successor provision. Subject to the foregoing, during an Optionholder's lifetime, Options granted to an Optionholder may be exercised only by the Optionholder or, subject to the terms hereof and to the extent such exercise would not result in disqualifying such Option as an incentive stock option under Section 422 of the Code (or any other successor provision), by the Optionholder's guardian or legal representative, and each stock option agreement must so provide. The designation by an Optionholder of a beneficiary will not constitute a transfer of the Option.

       In addition to reporting obligations applicable to beneficial owners of 5% or more of a class of the Company's stock, Section 16 of the Exchange Act imposes certain reporting obligations and trading restrictions on directors, executive officers and beneficial owners of 10% or more of a class of the Company's equity securities ("Reporting Persons"). Reporting Persons may be required to report certain information concerning the Option Plan in Form 3, 4, or 5 reports filed pursuant to the Section 16 reporting requirements. Any profit made from purchases and sales of equity securities of the Company by the foregoing persons, their family members or by affiliated partnerships, corporations, trusts and other entities within a six-month time period may be subject to recovery by the Company or by any stockholder for the benefit of the Company. Each Reporting Person is responsible for complying with such reporting obligations and trading restrictions. Prior to any purchase, acquisition, Option exercise, conversion, trade, sale or other disposition of stock or other security of the Company by a Reporting Person, legal advice should be obtained.

Purchase of Securities Pursuant to the Option Plan and Payment for Securities Offered

       Each Option is evidenced by a written agreement (an "Option Agreement") between the Company and the Optionholder. Options issued under the Option Plan generally become exercisable after one year following the date of grant with respect to 25% of the shares of Common Stock covered thereby and vest 25% per year thereafter; provided that automatic Option grants to Nonemployee Directors become exercisable after one year following the date of grant with respect to 33 1/3% of the shares of Common Stock covered thereby and vest 33 1/3% per year thereafter. Notwithstanding the provisions of any Option Agreement, Options will become exercisable in the event of a change in control (as defined in the Option Plan) and in the event of certain mergers and reorganizations of the Company. No Option will remain exercisable later than ten years after the date of its grant (or five years in the case of Incentive Options granted to employees owning more than 10% of the total combined voting power of all classes of stock of the Company). The exercise price of each Option granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the Option (or 110% in the case of Incentive Options granted to employees owning more than 10% of the total combined voting power of all classes of stock of the Company). The maximum aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any employee during any calendar year may not exceed $100,000.


     The issuance, delivery or exercise of any Option is subject to the satisfaction by the Optionholder of any withholding tax or other withholding liabilities under federal, state or local law. An Optionholder, other than a Reporting Optionholder, may satisfy a withholding obligation by electing to
(i) have the Company withhold a portion of the Common Stock acquired upon the exercise of the Option having a fair market value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned by the Optionholder having a fair market value on the Tax Date equal to the amount required to be withheld. A withholding obligation of a Reporting Optionholder may be satisfied, at the option of the Committee, by the Company withholding a portion of the Common Stock acquired upon exercise of the Option having a fair market value on the Tax Date equal to the amount required to be withheld.

     The Option Plan contains the following provisions relating to the exercise of Options in the event of the termination of the Optionholder's employment or service as a director or advisor: In the event an Optionholder who is an employee of the Company or any subsidiary ceases to be employed by the Company or a subsidiary, or an Optionholder who is a director or advisor ceases to serve as a director or advisor, for any reason other than death, retirement, disability or for cause, (i) the Committee shall have the ability to accelerate the vesting of the Optionholder's Option (other than a Non-discretionary Stock Option) in its sole discretion, and (ii) such Optionholder's Option shall be exercisable (to the extent exercisable on the date of termination of employment or service as a director or advisor, or, if the Committee, in its discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) (a) if such Option is an Incentive Option or a Non-discretionary Stock Option, at any time within three months after the date of termination of employment or service as a Nonemployee Director, unless by its terms the Option expires earlier; or (b) if such Option is a Nonqualified Option other than a Non-discretionary Stock Option, at any time within one year after the date of termination of employment or service as a director or advisor, unless by its terms the Option expires earlier or unless the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Option; provided that the term of any such Nonqualified Option shall not be extended beyond its initial term. In addition, an Optionholder's Option may be exercised as follows in the event such Optionholder ceases to serve as an employee, director or advisor due to death, disability, retirement or for cause:

       Death. Except as otherwise limited by the Committee at the time of the grant of a Option, if an Optionholder dies while employed by the Company or a subsidiary, or while serving as a director or advisor, or within three months after ceasing to be an employee, director or advisor, his Option will become fully exercisable on the date of his death and will expire 12 months thereafter, unless by its terms it expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Option (other than an Incentive Option or a Non-discretionary Stock Option); provided that the term of any such Option shall not be extended beyond its initial term. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionholder's personal representative or by the distributees to whom the Optionholder's rights under the Option shall pass by will or by the laws of descent and distribution.

     Retirement. If an Optionholder ceases to be employed by the Company or a subsidiary, or ceases to serve as a director or advisor, as a result of retirement, (i) the Committee shall have the ability to accelerate the vesting of the Optionholder's Option (other than a Non-discretionary Stock Option, which shall automatically be accelerated) in its sole discretion, and (ii) the Optionholder's Option will be exercisable (to the extent exercisable on the effective date of such retirement or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) (a) if such Option is an Incentive Option or a Non-discretionary Stock Option, at any time three months after the effective date of such retirement, unless by its terms the Option expires earlier, and (b) if such Option is a Nonqualified Option other than a Non-discretionary Stock Option, at any time within one year after the effective date of such retirement, unless by its terms the Option expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Option; provided that the term of any such Nonqualified Option shall not be extended beyond its initial term.

     Disability. If an Optionholder ceases to be employed by the Company or a subsidiary, or ceases to serve as a director or advisor, as a result of disability, the Optionholder's Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless the Committee agrees, in its sole discretion, to extend the term of such Option (other than an Incentive Option or Non-discretionary Stock Option); provided that the term of any Option shall not be extended beyond its initial term.

     Cause. If an Optionholder ceases to be employed by the Company or a subsidiary, or ceases to serve as a director or advisor, because the Optionholder is terminated for cause, the Optionholder's Option shall automatically expire.

     Full payment for the Common Stock purchased upon the exercise of an Option may be made, (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, and if permitted under the laws of the State of Delaware, by cash or certified or cashier's check for the par value of the shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, or (v) by delivery of a copy of irrevocable instructions from the Optionholder to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then fair market value.

     Tax Effects

        The following is only a summary of the more significant federal income tax considerations and does not purport to be a complete description of all applicable rules regarding the federal income tax treatment of Options. The discussion set forth herein is based on the federal tax laws as in force on the date of this Prospectus. In particular, the summary does not apply to dispositions by Optionholders of stock other than through sales (such as through gifts), and does not discuss in detail any potential consequences of modifications to Options that would otherwise qualify as Incentive Options, alternative minimum tax, state, local and foreign taxes and the effect of gift, estate and inheritance taxes. For more detailed information, reference should be made to the Code and the regulations relating thereto.

      Incentive Options. No taxable income is realized by an Optionholder and no tax deduction is available to the Company upon either the grant or exercise of an Incentive Option. If an Optionholder holds the shares acquired upon the exercise of an Incentive Option for more than one year after the issuance of the shares upon exercise of the Incentive Option and more than two years after the date of the grant of the Incentive Option ("holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the Optionholder will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the Incentive Option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock; provided, however, that the deduction will not be allowed if such amount exceeds the annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Section 162(m) of the Code (the "Deduction Limitation") and does not satisfy an exception to the Deduction Limitation. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an Incentive Option is exercised by tendering stock.

       The difference between the Incentive Option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an Incentive Option may give rise to alternative minimum taxable income subject to an alternative minimum tax. Special rules also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing alternative minimum taxable income on a subsequent sale of the shares.

     Nonqualified Options. No taxable income is generally realized by an Optionholder upon the grant of a Nonqualified Option and no deduction generally is then available to the Company. Upon exercise of a Nonqualified Option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the Optionholder as ordinary income. Such amount will be deductible by the Company unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the Optionholder will be the fair market value on the date of exercise. When an Optionholder disposes of shares acquired upon exercise of a Nonqualified Option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the Nonqualified Option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a Nonqualified Option will not trigger the alternative minimum tax consequences applicable to Incentive Options.

DEBENTURE PLAN

     General

        The Debenture Plan is intended to promote the interests of the Company and its stockholders by allowing certain senior key executives (including directors who are employees) and consultants (individually, a "Purchaser" and collectively, the "Purchasers") of the Company and its subsidiaries the opportunity to acquire an equity interest in the Company by means of investing in the Debentures, thereby giving such senior key executives and consultants added incentive to work toward the continued growth and success of the Company. The Company's Board of Directors also contemplates that the Debenture Plan will enable the Company and its subsidiaries to continue to compete effectively for the services of management personnel needed for the continued growth and success of the Company. The Debenture Plan is not subject to the provisions of ERISA.

        The statements contained herein concerning the terms and provisions of the Debenture Plan, the Debentures and the Indentures (as defined below) are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Debenture Plan.

     Administration of the Debenture Plan

         The Plan is administered by the Committee, each of whose members must qualify as a "disinterested person" within the meaning of Paragraph (d)(3) of Rule 16b-3, under the Exchange Act. Committee members are appointed by the Board, and may be removed by the Board at any time. No Debentures may be sold to any member of the Committee during the term of his membership on the Committee.

     The Committee has full power and authority within the limits of the Debenture Plan to select the senior key executive officers and consultants to be sold Debentures under the Debenture Plan, as well as to determine the amounts, terms and conditions of the Debentures. The Committee has authority to sell Debentures to senior key executive officers (which may include directors who are employees) of and consultants to the Company or any of its subsidiaries who have a material and direct effect upon the Company's operations.

      Subject to the provisions of the Debenture Plan and to the provisions of an indenture and any supplemental indenture thereto (the "Indenture") creating one or more series of Debentures, the Committee has authority to interpret and construe the Debenture Plan, to supervise the Debenture Plan's administration and to establish and amend the general rules and regulations for the administration of the Debenture Plan. The Committee may also, within the limits of the Debenture Plan, determine certain terms and provisions of any Indenture, including the aggregate principal amount, maturity date, interest rate and conversion price of each series.

     Description of Debentures

     The Company may issue an unlimited aggregate principal amount of Debentures pursuant to the Debenture Plan. However, the total number of shares of Common Stock into which Debentures may be converted may not exceed 1,000,000 shares (subject to appropriate adjustment in certain events). The shares of Common Stock issued upon conversion of the Debentures may be either authorized but unissued Common Stock or treasury shares.

     The Debentures are issued in series; each series is either issued under a separate Indenture, or two or more series are issued under a single Indenture.
  Each series is due not earlier than seven years from the date of issuance or such earlier date as the Company redeems a series of Debentures or prepays an individual Debenture (with respect to such series or individual Debenture, the "Due Date"). The Committee may extend the term of a series for any period of time from seven years up to ten years as determined by the Committee without shareholder approval, as set forth in the Indenture for that series. The Debentures are issuable in such form and denominations as the Committee approves.

      The Debentures are subordinated in right of payment to the prior payment in full of any senior indebtedness (as defined in the Indenture).
Additionally, there is no limitation on the issuance of any such additional senior indebtedness.

        Debentures are convertible into fully paid and nonassessable shares of Common Stock at any time on or after a date set by the Committee (the "Conversion Date") from the date of issuance untilthe close of business on the Due Date at the conversion price in effect at the time of conversion. Individual Debentures have Conversion Dates which vary from one to three years from the date of issuance. Debentures become convertible in the event of a change in control (as defined in the Debenture Plan) and the Committee may accelerate (but not delay) the Conversion Date. The price at which shares of Common Stock are delivered upon conversion are set by the Committee. The conversion price, however, cannot be less than 100% of the last reported sales price of the Common Stock on the NYSE on the date prior to the date the Committee authorizes the issuance of such Debentures.

     If a Purchaser's employment or association with the Company is terminated for any reason other than death, disability, retirement or for cause, the Purchaser's Debenture may be converted (to the extent convertible on the date of such termination or, if the Committee, in its discretion, has accelerated the Conversion Date, to the extent convertible following such acceleration) at any time within three months after such termination, unless the Committee agrees, in its sole discretion, to further extend the Conversion Date of such Debenture; provided that the term of any such Debenture is not extended beyond its initial term. If a Purchaser's employment or association with the Company is terminated due to death, disability or retirement, the Purchaser's Debenture may be converted (to the extent convertible on the date of death, disability or retirement or, if the convertibility of such Debenture has been accelerated, to the extent convertible following such acceleration) at any time within one year from the date of termination, unless the Committee agrees, in its sole discretion, to further extend the Conversion Date of such Debenture; provided that the term of any Debenture is not extended beyond its initial term. If the Purchaser is discharged from the Company for cause, he may not convert the Debenture after discharge. The Company will prepay any Debenture the conversion privilege of which so terminates.

     Default and Remedies

        The Indentures define an "Event of Default" as: (i) any default in the payment of interest which continues for 30 days after the due date; (ii) any default in the payment of principal when due; (iii) failure by the Company to comply with any of its other agreements with or for the benefit of holders of Debentures if such default continues for the period and after the notice specified below; and (iv) certain events of bankruptcy of the Company.

       A default under clause (iii) above is not an Event of Default until the trustee (the Committee) or the holders of at least 25% in principal amount of the Debentures then outstanding notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. If an Event of Default described in clauses (i) or (ii) above occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the Debentures then outstanding by notice to the Company and the trustee, may declare the principal of and accrued interest on all the Debentures of that series then outstanding to be due and payable. If an Event of Default described in clauses (iii) or (iv) above occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the Debentures of all series then outstanding by notice to the Company and the trustee, may declare the principal of and accrued interest on all Debentures then outstanding to be due and payable. Upon any such declaration such principal and interest shall be due and payable
immediately.   The holders of a majority in principal amount of the Debentures of a series then outstanding (or of all series, as the case may be), by written notice to the Company and the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series (or to all series, as the case may be) have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     The holders of a majority in principal amount of the Debentures of a series then outstanding (or of all series, as the case may be) by notice to the trustee, may waive an existing default and its consequences, except a default in the payment of the principal of or interest on any Debenture or a default pursuant to conversion of the Debentures.

     Transferability

     The Committee may, in its discretion, agree that Debentures are transferable by the Purchaser to members of his immediately family (e.g., parents, children, grandchildren or spouse), trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer. Except as may be agreed upon by the Committee in accordance with the immediately preceding paragraph, a Debenture may not be sold, assigned, transferred, pledged (except as provided below) or otherwise hypothecated other than (i) by will or the laws of descent and distribution or
(ii) pursuant to the terms of a qualified domestic relations order as defined by the Code, or Title I of ERISA.

     Notwithstanding the provisions of the previous paragraph, in certain cases Purchasers may pledge Debentures as security for loans which will provide all or part of the financing necessary to purchase the Debentures, and such pledges may be made without the Company's consent by providing the Company with written notice of the pledge. The conversion right of any Debenture is exercisable only by the Purchaser, his estate or the beneficiaries of such estate.

     If a Purchaser pledges a Debenture in the permitted manner described above, the conversion privilege is not exercisable during such time as the Debenture is pledged. Upon notice from the Purchaser and the lender to which the Debenture was pledged that the obligation has been discharged, the conversion privilege is again exercisable. If a Purchaser sells, assigns, transfers, pledges (except pledges requiring only written notice to the Company) or otherwise hypothecates a Debenture without the Company's consent, the conversion right permanently ceases to exist. Should the conversion right of a Debenture so terminate, the Company has the option, but not the obligation, to prepay that Debenture.

     Sale and Purchase of the Debentures

     The Committee may authorize Purchasers to purchase Debentures by delivery of a promissory note to the Company in payment of all or a part of the purchase price of the Debentures. Such promissory notes shall have provisions for collateral, which may include the Debentures, payment of interest, repayment of principal and such other terms and conditions as the Committee deems advisable.

     The Debentures must be sold by the Company at face value plus any accrued interest to the date of sale. The Committee must make a good faith determination that the fair value of a Debenture at the time of sale is equal to its face value. In the event that the Internal Revenue Service determines that the value of a Debenture at the time of sale exceeded its face value and if (a) the Company receives a tax benefit as a result of that determination and (b) the Purchaser is taxed to the extent of the excess, then the Company must pay the Purchaser as compensation the lesser of the Company's tax benefit with respect to the Purchaser or the Purchaser's tax liability resulting from such determination, provided the Purchaser has contested the imposition of such liability in a manner which the Company determines to be appropriate under the circumstances.

     Notwithstanding any of the provisions of the Debenture Plan, the Indentures or of any written agreements evidencing Debentures issued under the Debenture Plan, the obligations of the Company to sell and deliver Debentures and shares of Common Stock upon conversion of the Debentures are subject to all applicable laws, rules and regulations and such approvals by any government agencies or national securities exchanges as may be required. The participants agree not to convert any Debentures and the Company is not obligated to issue any shares of Common Stock upon conversion of the Debentures, if the conversion of such Debentures or the issuance of shares of Common Stock upon conversion of the Debentures would constitute a violation by the participant or the Company of any provision of any law or regulation of any governmental authority.

     Expiration of Debenture Plan; Redemption and Termination of Debentures

         The Debenture Plan expires when all of the Company's obligations with respect to all of the outstanding Debentures have been discharged.

      The Indentures provide that the Debentures are redeemable at any time on or after three years from the date of issuance at the Company's option, at a redemption price equal to 120% of the principal amount, plus accrued interest.

     Reorganizations, Substitutions and Adjustments

      The Indentures provide that the conversion price for the Debentures will be adjusted appropriately in certain events, including, but not limited to:
(i) the issuance of stock dividends; (ii) certain subdivisions, combinations and reclassifications; and (iii) the distribution to all holders of the Company's Common Stock or evidences of indebtedness or certain assets or other rights. The Indentures reserve the right of the Board to accelerate (but not delay) the date on which each Debenture may be converted.

     Tax Effects

     Based upon current tax law and prior rulings issued by the Internal Revenue Service, the Company believes that (i) a purchaser of a Debenture will not realize taxable income upon the purchase of a Debenture unless, and to the extent, the fair market value of the Debenture exceeds the amount which the purchaser paid for the Debenture; (ii) a purchaser will recognize no income, gain or loss when the purchaser converts any part or all of a Debenture into Common Stock; (iii) if a purchaser converts all or a part of a Debenture, the purchaser's basis in the Common Stock so acquired will equal the purchaser's basis in the portion of the Debenture surrendered for conversion; and (iv) the purchaser's holding period with respect to the Common Stock will include the combined holding period of the Debenture and the Common Stock. However, no assurances can be given that the above consequences will apply.

         The Company intends that each Debenture sold under the Debenture Plan will have an interest rate at least equal to the applicable federal rate in effect on the date of sale.

         If the tax consequences described above apply to the transaction, the Company will not be entitled to a tax deduction upon the conversion of Debentures into Common Stock.

     Reserved Stock

     Shares issuable upon conversion of the Debentures are reserved out of the Company's authorized but unissued Common Stock or Common Stock held in treasury. All such shares will be fully paid and non-assessable.


                             PLAN OF DISTRIBUTION

     This Prospectus relates to the issuance by the Company of shares of Common Stock upon the exercise of Options and conversion of the Debentures that may be or have been transferred by the grantee or purchaser thereof, as applicable. This Prospectus also relates to the subsequent offer and resale from time to time of the Shares by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest of the Selling Stockholders. Transferees of Options and Debentures who exercise such Options or convert such Debentures and who are not affiliates of the Company may resell the shares of Common Stock issuable upon such exercise or conversion without restriction.

       A Selling Stockholder may dispose of Shares from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such successors in interest and/or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

       In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

     At the time a particular offer of the Common Stock is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

                                LEGAL MATTERS

       Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by its general counsel, Robert B. Holland, III.


                                   EXPERTS

        The consolidated financial statements of Triton Energy Corporation for the seven months ended December 31, 1994 and the fiscal years ended May 31, 1994 and 1993, incorporated herein by reference to the Company's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994, have been so incorporated in reliance upon the report (which included an audit of the adjustments that were applied to restate the 1992 financial statements for discontinued wholesale fuel products operations as described in Notes 1 and 4 of the financial statements) of Price Waterhouse LLP ("Price Waterhouse"), independent accountants, given on the authority of said firm as experts in auditing and accounting.

           With respect to the unaudited consolidated financial information of Triton Energy Corporation for the three month period ended March 31, 1995 incorporated by reference in this Prospectus, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 2, 1995 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse has not carried out any significant or additional tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse is not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse within the meaning of sections 7 and 11 of the Securities Act.

           The consolidated statements of operations, shareholders' equity and cash flows of Triton Energy Corporation for the year ended May 31, 1992 (before restatement for discontinued wholesale fuel products operations), incorporated herein by reference to the Company's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994, have been so incorporated in reliance upon the report of KPMG Peat Marwick, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated statements of earnings, shareholders' equity and cash flows of Crusader Limited for the year ended May 31, 1992, incorporated herein by reference to the Company's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994, have been so incorporated in reliance upon the report of KPMG, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        Certain information with respect to the gas and oil reserves of Triton and its subsidiaries derived from the report of DeGolyer and MacNaughton, independent petroleum engineers, has been incorporated by reference herein in reliance upon such firm as experts with respect to the matters contained therein.

        Certain information with respect to the gas and oil reserves of Triton and its subsidiaries derived from the report of McDaniel & Associates Consultants, Ltd., independent petroleum engineers, has been incorporated by reference herein in reliance upon such firm as experts with respect to the matters contained therein.




           TABLE OF CONTENTS

                                  Page

Available Information . . . . .
Incorporation of Certain
 Documents by Reference . . . .
Investment Considerations . . .
Use of Proceeds . . . . . . . .
Selling Stockholders. . . . . .
Description of the Plans. . . .
Plan of Distribution. . . . . .
Legal Matters.  . . . . . . . .
. . . . . . . . . . . .


                                            TRITON ENERGY CORPORATION
                                                        PROSPECTUS
                                             _________________, 1995




No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.






                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:


Filing Fee               $59,477.41
and Engraving

Expenses                     100.00
Fees and

 Expenses                     3,500
Legal Fees and Expenses       2,500
Miscellaneous                100.00

Total                    $65,677.41



     Item 15.  Indemnification of Directors and Officers.

      The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     The Certificate of Incorporation of the Company provides that except under certain circumstances, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. In addition, the Certificate of Incorporation and the Bylaws of the Company provide for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Item 16.  Exhibits.


   1  None
   2  None
 4.1  Certificate of Incorporation of Triton Energy Corporation, as amended.  (1)
 4.2   Bylaws of Triton Energy Corporation. (1)
 4.3  Specimen Stock Certificate of Common Stock, $1.00 par value, of the Company. (1)
 4.4   Rights Agreement dated as of June 26, 1990, between Triton and NationsBank of
      Texas, N.A. (f/k/a NCNB Texas, N.A.), as Rights Agent. (3)

 4.5   Statement of Cancellation of Redeemable shares, dated October 1, 1991.  (2)

 4.6   Form of Debt Securities. (4)

 4.7   Proposed Form of Senior Indenture. (4)

 4.8   Proposed Form of Senior Subordinated Indenture. (4)

 4.9  Senior Subordinated Indenture by and between the Company and United States Trust
      Company of New York, dated as of December 15, 1993. (5)
4.10  First Supplemental Indenture by and between the Company and United States Trust
       Company of New York, dated as of December 15, 1993. (5)

4.11  Certificate of Designation Establishing and Designating a Series of Shares of the
       Company, 5 %  Convertible Preferred Stock, no par value.  (1)

 5.1  Opinion of Robert B Holland, III. (6)
15.1  Letter of Price Waterhouse, LLP. (6)
23.1  Consent of Price Waterhouse, LLP. (6)
23.2  Consent of KPMG Peat Marwick, LLP, Dallas, Texas. (6)
23.3  Consent of KPMG, Brisbane, Australia. (6)
23.4  Consent of DeGolyer and MacNaughton. (6)
23.5  Consent of McDaniel & Associates Consultants, Ltd. (6)
23.6  Consent of Robert B. Holland, III (included in his opinion filed as Exhibit 5.1 to this
      Registration Statement). (6)
  24  Power of Attorney. (6)
  25  None
  27  None
  28  None


___________

  (1) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 33-42430) and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1990 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 33-69230) and incorporated herein by reference.
(5) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1993 and incorporated by reference herein.
 (6)     Filed herewith.







     Item 17.  Undertakings.

     (a)     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

       Each person whose signature appears below authorizes Robert B. Holland, III to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on 4th day of May, 1995.



     TRITON ENERGY CORPORATION



     By:   /s/ Peter Rugg


     Title:  Senior Vice President



                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                      Title                                     Date
   /s/ Thomas G. Finck         President, Chief Executive Officer,   May 4, 1995
Thomas G. Finck                Director (Principal Executive
                               Officer)
       /s/ Peter Rugg          Senior Vice President and Chief       May 4, 1995
Peter Rugg                     Financial Officer (Principal
                               Financial and Accounting Officer)
    /s/ Herbert L. Brewer                                            May 4, 1995
Herbert L. Brewer              Director
    /s/ Ernest E. Cook         Director                              May 4, 1995
Ernest E. Cook

Sheldon R. Erikson             Director
      /s/ Ray H. Eubank                                              May 4, 1995
Ray H. Eubank                  Director
  /s/ Jesse E. Hendricks                                            May 4, 1995
Jesse E. Hendricks             Director
   /s/ Fitzgerald S. Hudson                                          May 4, 1995
Fitzgerald S. Hudson           Director

John R. Huff                   Director
     /s/ William I. Lee                                              May 4, 1995
William I. Lee                 Director
     /s/ John P. Lewis                                               May 4, 1995
John P. Lewis                  Director
   /s/ Michael E. McMahon                                            May 4, 1995
Michael E. McMahon             Director
  /s/ Wellslake D. Morse, Jr.                                        May 4, 1995
Wellslake D. Morse, Jr.        Director
   /s/ Edwin D. Williamson                                           May 4, 1995
Edwin D. Williamson            Director
    /s/ J. Otis Winters                                              May 4, 1995
J. Otis Winters                Director


                              INDEX TO EXHIBITS


Exhibit
Number     Description of Exhibit


   1  None
   2  None
 4.1  Certificate of Incorporation of Triton Energy Corporation, as amended.  (1)
 4.2   Bylaws of Triton Energy Corporation. (1)
 4.3  Specimen Stock Certificate of Common Stock, $1.00 par value, of the Company. (1)
 4.4   Rights Agreement dated as of June 26, 1990, between Triton and NationsBank of
      Texas, N.A. (f/k/a NCNB Texas, N.A.), as Rights Agent. (3)

 4.5   Statement of Cancellation of Redeemable shares, dated October 1, 1991.  (2)

 4.6   Form of Debt Securities. (4)

 4.7   Proposed Form of Senior Indenture. (4)

 4.8   Proposed Form of Senior Subordinated Indenture. (4)

 4.9  Senior Subordinated Indenture by and between the Company and United States Trust
      Company of New York, dated as of December 15, 1993. (5)
4.10  First Supplemental Indenture by and between the Company and United States Trust
       Company of New York, dated as of December 15, 1993. (5)

4.11  Certificate of Designation Establishing and Designating a Series of Shares of the
       Company, 5 %  Convertible Preferred Stock, no par value.  (1)

 5.1  Opinion of Robert B Holland, III. (6)
15.1  Letter of Price Waterhouse, LLP. (6)
23.1  Consent of Price Waterhouse, LLP. (6)
23.2  Consent of KPMG Peat Marwick, LLP, Dallas, Texas. (6)
23.3  Consent of KPMG, Brisbane, Australia. (6)
23.4  Consent of DeGolyer and MacNaughton. (6)
23.5  Consent of McDaniel & Associates Consultants, Ltd. (6)
23.6  Consent of Robert B. Holland, III (included in his opinion filed as Exhibit 5.1 to this
      Registration Statement). (6)
  24  Power of Attorney. (6)
  25  None
  27  None
  28  None



___________________

  (1) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 33-42430) and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1990 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 33-69230) and incorporated herein by reference.
(5) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1993 and incorporated by reference herein.
 (6)     Filed herewith.